EXHIBIT 99.1

j2 Global Reports Q3 2014 Results

Achieves Record Quarterly Revenues;
Revenues Grow 19.7% vs Q3 2013 to $153 Million, EBITDA Grows 22.5% vs Q3 2013 to $64.7 Million and Free Cash Flow Grows 75.3% vs Q3 2013 to $39.1 Million

Increases Dividend for 13th Consecutive Quarter to $0.285 per Share

Los Angeles—November 5, 2014—j2 Global, Inc. (NASDAQGS: JCOM) today reported financial results for the third quarter ended September 30, 2014 and announced that its Board of Directors has declared a quarterly cash dividend of $0.285 per share, j2’s 13th consecutive quarterly dividend increase.

THIRD QUARTER 2014 RESULTS

Revenues for the quarter increased 19.7% to a record $153.0 million compared to $127.8 million in Q3 2013. All three of the Company’s business divisions contributed to the increase.

Business Cloud Services revenues(1) increased 16.4% to a record $108.7 million compared to $93.4 million for Q3 2013.  Digital Media revenues increased 29.3% to a record $43.2 million compared to $33.4 million for Q3 2013.  Intellectual Property (IP) Licensing revenues increased to $1.2 million from $1.0 million for Q3 2013.

Earnings per diluted share(2) for the quarter increased 1.7% to $0.60 compared to $0.59 for Q3 2013.  Adjusted Non-GAAP earnings per diluted share(2)(3) for the quarter increased 12.2% to $0.83 compared to $0.74 for Q3 2013.

EBITDA(4) for the quarter increased 22.5% to $64.7 million compared to $52.8 million for Q3 2013.

Free cash flow(5) for the quarter increased 75.3% to $39.1 million compared to $22.3 million for Q3 2013.

j2 ended the quarter with $684 million in cash and investments after deploying $52.9 million for acquisitions during the quarter and j2’s regular quarterly dividend payment.

Key GAAP financial results for Q3 2014 versus Q3 2013 are set forth in the following table (in millions, except per share).  Amounts may not foot due to rounding.

	Q3 2014	Q3 2013	% Change
Revenues
Cloud Services	$108.7 million	$93.4 million	16.4%
Digital Media	$43.2 million	$33.4 million	29.3%
IP Licensing	$1.2 million	$1.0 million	20.0%
Total:	$153.0 million	$127.8 million	19.7%
Earnings per Diluted Share(2)	$0.60	$0.59	1.1%

Key Adjusted Non-GAAP financial results for Q3 2014 versus Q3 2013 are set forth in the following table (in millions, except per share). Reconciliations of earnings per diluted share, EBITDA and free cash flow to their nearest comparable GAAP financial measures are attached to this Press Release.

	Q3 2014	Q3 2013	% Change
Adjusted Non-GAAP Earnings per Diluted Share(2)(3)	$0.83	$0.74	12.2%
EBITDA(4)	$64.7 million	$52.8 million	22.5%
Free Cash Flow(5)	$39.1 million	$22.3 million	75.3%

“This was another strong quarter with record performance in both our cloud and media divisions,” said Hemi Zucker, j2’s CEO.  “Q3 revenues were strong and for the year are trending to the higher end of our guidance. We continued to broaden our array of cloud-based businesses by adding hosted web services through our acquisition of Web24 and significantly expanded our email security business with our acquisition of Excel Micro.”

BUSINESS OUTLOOK

j2 is reaffirming its previously announced fiscal 2014 revenues estimate of between $580 and $600 million.

In Q2 2014, j2 issued $402.5 million in convertible senior notes, which will adversely affect 2014 earnings per diluted share by approximately $0.10.  Notwithstanding this impact, j2 is reaffirming its estimated fiscal 2014 Adjusted Non-GAAP earnings per diluted share of between $3.23 and $3.47.

Adjusted Non-GAAP earnings per diluted share for 2014 excludes share-based compensation of between $8 and $10 million, amortization of acquired intangibles and the impact of any currently unanticipated items, and adds back $1.5 million to reflect the impact of the fair value adjustment to deferred revenues purchased in the Livedrive acquisition, in each case net of tax.

The Adjusted Non-GAAP earnings per diluted share estimate assumes a 2014 tax rate of between 27% and 29%.

DIVIDEND

j2’s Board of Directors has approved a cash dividend of $0.285 per common share, an 11.8% increase versus the dividend declared in November 2013.  This is j2’s 13th consecutive quarterly dividend increase since its first quarterly dividend in September 2011.  The dividend will be paid on December 4, 2014 to all shareholders of record as of the close of business on November 17, 2014.  Future dividends will be subject to Board approval.

Notes:

(1)	Defined as Business Cloud Services segment revenues less IP Licensing revenues.

(2)
The estimated GAAP effective tax rates were approximately 20.3% for Q3 2014 and 20.5% for Q3 2013. The estimated Adjusted Non-GAAP effective tax rates were approximately 23.6% for Q3 2014 and 24.0% for Q3 2013.

(3)
For Q3 2014, Adjusted Non-GAAP earnings per diluted share excludes share-based compensation, certain acquisition-related integration costs, amortization of acquired intangibles, certain tax consulting fees and additional tax expense (benefit) from prior years, and adds back the impact of the fair value adjustment to deferred revenues purchased in the Livedrive acquisition, in each case net of tax, totaling $0.24. For Q3 2013, Adjusted Non-GAAP earnings per diluted share excludes share-based compensation and certain acquisition-related integration costs and amortization of acquired intangibles, in each case net of tax, totaling $0.15. See the attached Exhibit for an itemized reconciliation of the earnings per diluted share impact of the adjustments described above to the GAAP earnings per diluted share. Adjusted Non-GAAP earnings per diluted share amounts are not meant as a substitute for GAAP, but are solely for informational purposes.

(4)
EBITDA is defined as earnings before interest and other expense, net; income tax expense; depreciation and amortization; and the items used to reconcile EPS to Adjusted Non-GAAP EPS referred to in Note (3) above. EBITDA amounts are not meant as a substitute for GAAP, but are solely for informational purposes.

(5)
Free cash flow is defined as net cash provided by operating activities, less purchases of property, plant and equipment, plus excess tax benefit from share-based compensation. Free cash flow amounts are not meant as a substitute for GAAP, but are solely for informational purposes.

About j2 Global

j2 Global, Inc. provides Internet services through two divisions: Business Cloud Services and Digital Media. The Business Cloud Services Division offers Internet fax, virtual phone, hosted email, email marketing, online backup, unified communications and CRM solutions. It markets its services principally under the brand names eFax®, eVoice®, FuseMail®, Campaigner®, KeepItSafe®, Livedrive® and Onebox®, and operates a messaging network spanning 49 countries on six continents. The Digital Media Division offers technology, gaming and lifestyle content through its digital properties, which include PCMag.com, IGN.com, AskMen.com, Toolbox.com and others. The Digital Media Division also operates NetShelter® Powered by BuyerBase®, an advanced digital ad targeting platform, and Ziff Davis B2B, a leading provider of research to enterprise buyers and leads to IT vendors. As of December 31, 2013, j2 had achieved 18 consecutive fiscal years of revenue growth. For more information about j2, please visit www.j2global.com.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this Press Release are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995, particularly those contained in the “Business Outlook” portion regarding the Company’s expected fiscal 2014 financial performance.  These forward-looking statements are based on management’s current expectations or beliefs and are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.  These factors and uncertainties include, among other items: ability to successfully diversify and grow our business, including both the Business Cloud Services and Digital Media Divisions; ability to identify, close and successfully integrate acquisitions; risks of geographic expansion; risks that markets we choose to enter fail to achieve desired levels of growth and profitability prospects; subscriber growth and retention; variability of revenue based on changing conditions in particular industries and the economy generally; protection of the Company’s proprietary technology or infringement by the Company of intellectual property of others; the risk of adverse changes in the U.S. or international regulatory environments surrounding messaging and communications, including but not limited to the imposition or increase of taxes or regulatory-related fees; and the numerous other factors set forth in j2’s filings with the Securities and Exchange Commission (“SEC”). For a more detailed description of the risk factors and uncertainties affecting j2, refer to the 2013 Annual Report on Form 10-K filed by j2 on March 3, 2014, and the other reports filed by j2 from time-to-time with the SEC, each of which is available at www.sec.gov. The forward-looking statements provided in this press release and particularly those contained in the “Business Outlook” portion regarding the Company’s expected fiscal 2014 financial performance are based on limited information available to the Company at this time, which is subject to change. Although management’s expectations may change after the date of this press release, the Company undertakes no obligation to revise or update these statements.

Contact:
j2 Global, Inc.
Laura Hinson
800-577-1790
press@j2.com

j2 GLOBAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED, IN THOUSANDS)

	SEPTEMBER 30,	DECEMBER 31,
	2014	2013

ASSETS
Cash and cash equivalents	$514,997	$207,801
Short-term investments	107,418	90,789
Accounts receivable,
net of allowances of $3,582 and $4,105, respectively	75,016	67,245
Prepaid expenses and other current assets	24,817	20,064
Deferred income taxes	7,451	3,126
Total current assets	729,699	389,025

Long-term investments	61,415	47,351
Property and equipment, net	38,787	31,200
Goodwill	533,403	457,422
Other purchased intangibles, net	263,504	223,533
Deferred income taxes	—	1,845
Other assets	13,196	3,413

TOTAL ASSETS	$1,640,004	$1,153,789

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses	$70,781	$69,570
Income taxes payable	1,187	1,569
Deferred revenue	57,399	36,326
Liability for uncertain tax positions	—	5,535
Deferred income taxes	591	1,892
Other current liabilities	540	—
Total current liabilities	130,498	114,892

Long-term debt	591,464	245,670
Liability for uncertain tax positions	35,793	38,329
Deferred income taxes	61,710	35,833
Deferred revenue	10,945	11,189
Other long-term liabilities	6,033	1,458
Total liabilities	836,443	447,371

Commitments and contingencies	—	—

Stockholders' Equity:
Preferred stock	—	—
Common stock	469	461
Additional paid-in capital	270,857	216,872
Retained earnings	535,567	484,850
Accumulated other comprehensive (loss) income	(3,332)	4,235
Total stockholders' equity	803,561	706,418

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,640,004	$1,153,789

j2 GLOBAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED, IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	THREE MONTHS ENDED SEPTEMBER 30,			NINE MONTHS ENDED SEPTEMBER 30,
	2014		2013	2014		2013

Cloud Service Revenue	$108,678		$93,381	$312,919		$277,132
Digital Media Revenue	43,163	(1)	33,397 (1)	114,678	(1)	88,868 (1)
IP Licensing Revenue	1,177		1,010	4,289		16,766

Revenues	153,018		127,788	431,886		382,766

Cost of revenues (including share-based compensation of $82 and $263 for the three and nine months of 2014, respectively, and $162 and $581 for the three and nine months of 2013, respectively)	28,044		21,801	76,991		64,715
Gross profit	124,974		105,987	354,895		318,051

Operating expenses:
Sales and marketing (including share-based compensation of $443 and $1,360 for the three and nine months of 2014, respectively, and $465 and $1,315 for the three and nine months of 2013, respectively)	37,047		34,787	105,335		99,638
Research, development and engineering (including share-based compensation of $175 and $537 for the three and nine months of 2014, respectively, and $103 and $311 for the three and nine months of 2013, respectively)	7,637		6,000	22,451		19,134
General and administrative (including share-based compensation of $1,491 and $4,378 for the three and nine months of 2014, respectively, and $1,695 and $4,901 for the three and nine months of 2013, respectively)	33,812		25,892	94,209		74,377

Total operating expenses	78,496		66,679	221,995		193,149

Income from operations	46,478		39,308	132,900		124,902
Interest expense (income), net	10,123		4,972	20,753		14,708
Other expense (income), net	251		(396)	(254)		(599)
Income before income taxes	36,104		34,732	112,401		110,793
Income tax expense	7,345		7,105	19,828		24,428
Net income	28,759		27,627	92,573		86,365
Less net loss attributable to noncontrolling interest	—		(179)	—		(403)
Net income attributable to j2 Global, Inc. common shareholders	$28,759		$27,806	$92,573		$86,768

Basic net income per common share:
Net income attributable to j2 Global, Inc. common shareholders	$0.60		$0.60	$1.94		$1.88

Diluted net income per common share:
Net income attributable to j2 Global, Inc. common shareholders	$0.60		$0.59	$1.93		$1.85

Basic weighted average shares outstanding	46,845,477		45,729,171	46,653,836		45,441,265

Diluted weighted average shares outstanding	47,163,912		46,291,631	46,988,427		46,066,604

_________________________
(1)  Amount excludes inter-segment revenue between Business Cloud and Digital Media

j2 GLOBAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED, IN THOUSANDS)

	NINE MONTHS ENDED SEPTEMBER 30,
	2014	2013

Cash flows from operating activities:
Net income	$92,573	$86,365
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	43,307	28,424
Accretion and amortization of discount and premium on investments	983	1,323
Amortization of financing costs and discounts	2,828	456
Share-based compensation	6,538	7,108
Excess tax benefit from share-based compensation	(6,728)	(3,171)
Provision for doubtful accounts	3,278	2,565
Deferred income taxes	(2,954)	472
Decrease (increase) in:
Accounts receivable	1,267	(7,495)
Prepaid expenses and other current assets	(4,124)	945
Other assets	(197)	285
(Decrease) increase in:
Accounts payable and accrued expenses	(2,949)	4,035
Income taxes payable	7,565	(3,286)
Deferred revenue	(815)	13,049
Liability for uncertain tax positions	(8,071)	3,867
Other liabilities	(380)	(62)
Net cash provided by operating activities	132,121	134,880

Cash flows from investing activities:
Maturity of certificate of deposit	14,520	42,615
Purchase of certificates of deposit	—	(22,071)
Sales of available-for-sale investments	60,456	82,889
Purchases of available-for-sale investments	(112,983)	(139,955)
Purchases of property and equipment	(7,147)	(11,115)
Purchases of intangible assets	(4,806)	(2,784)
Acquisition of business	(118,238)	(81,566)
Net cash used in investing activities	(168,198)	(131,987)

Cash flows from financing activities:
Issuance of long term debt	402,500	—
Debt issuance costs	(11,527)	(47)
Repurchases of stock	(5,473)	(4,513)
Issuance of stock, net of costs	6,586	13,676
Excess tax benefit from share-based compensation	6,728	3,171
Dividends paid	(38,547)	(33,267)
Acquisition of business	(14,316)	—
Other	(711)	(171)
Net cash provided by (used in) financing activities	345,240	(21,151)

Effect of exchange rate changes on cash and cash equivalents	(1,967)	(1,241)

Net increase (decrease) in cash and cash equivalents	307,196	(19,499)
Cash and cash equivalents at beginning of period	207,801	218,680
Cash and cash equivalents at end of period	$514,997	$199,181

j2 GLOBAL, INC.
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
THREE MONTHS ENDED SEPTEMBER 30, 2014 AND 2013
(UNAUDITED, IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

Adjusted non-GAAP net income is GAAP net income with the following modifications: (1) elimination of share-based compensation and the associated payroll tax expense; (2) elimination of certain acquisition-related integration costs and the impact of fair value adjustments to deferred revenue purchased in the Livedrive acquisition; (3) IRS consulting fee; (4) elimination of amortization of patents and intangible assets that we acquired; (5) elimination of additional income tax benefit from prior years; and (6) elimination of income tax provision associated with share-based compensation and the associated payroll tax expense, certain acquisition-related integration costs and fair value adjustments to deferred revenue, IRS consulting fee, amortization of patents and intangible assets that we acquired and additional income tax benefit from prior years.

	THREE MONTHS ENDED SEPTEMBER 30, 2014							THREE MONTHS ENDED SEPTEMBER 30, 2013
	GAAP	(1) Share-based Compensation	(2) Acquisition- related Integration Costs	(3) IRS Consulting Fee	(4) Amortization	(5) Additional Tax Expense (Benefit) from Prior Years	Adjusted Non-GAAP	GAAP	(1) Share-based Compensation	(2) Acquisition- related Integration Costs	(4) Amortization	Adjusted Non-GAAP

Revenues	$153,018	—	213	—	—	—	$153,231	$127,788	—	(814)	—	$126,974

Cost of revenues	28,044	(82)	(57)	—	(515)	—	27,390	21,801	(162)	—	—	21,639

Operating expenses:
Sales and marketing	37,047	(443)	(40)	—	—	—	36,564	34,787	(465)	(1,379)	—	32,943
Research, development and engineering	7,637	(175)	(32)	—	—	—	7,430	6,000	(103)	-	—	5,897
General and administrative	33,812	(1,491)	(27)	(773)	(10,718)	—	20,803	25,892	(1,695)	(373)	(7,494)	16,330

Interest expense (income), net	10,123	—	(1,519)	—	—	—	8,604	4,972	—	—	—	4,972
Other expense (income), net	251	—	—	—	—	—	251	(396)	—	—	—	(396)

Income tax provision (6)	7,345	806	660	193	3,720	(414)	12,310	7,105	831	403	2,607	10,946

Net income attributable to j2 Global, Inc. common stockholders	$28,759	1,385	1,228	580	7,513	414	$39,879	$27,806	1,594	535	4,887	$34,822

Net income per share attributable to j2 Global, Inc. common stockholders*:
Basic	$0.60	0.03	0.03	0.01	0.16	0.01	$0.83	$0.60	0.04	0.01	0.11	$0.75
Diluted	$0.60	0.03	0.03	0.01	0.16	0.01	$0.83	$0.59	0.03	0.01	0.11	$0.74

* The reconciliation of net income per share from GAAP to adjusted non-GAAP may not foot since each is calculated independently.

The Company discloses adjusted non-GAAP Earnings Per Share ("EPS") as supplemental non-GAAP financial performance measure, as it believes it is a useful metric by which to compare the performance of its business from period to period. The Company also understands that this adjusted non-GAAP measure is broadly used by analysts, rating agencies and investors in assessing the Company's performance. Accordingly, the Company believes that the presentation of this adjusted non-GAAP financial measure provides useful information to investors.

Adjusted non-GAAP EPS is not in accordance with, or an alternative to, net income per share and may be different from non-GAAP measures with similar or even identical names used by other companies. In addition, this adjusted non-GAAP measure is not based on any comprehensive set of accounting rules or principles. This adjusted non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company's results of operations determined in accordance with GAAP.

j2 GLOBAL, INC.
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
NINE MONTHS ENDED SEPTEMBER 30, 2014 AND 2013
(UNAUDITED, IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

Adjusted non-GAAP net income is GAAP net income with the following modifications: (1) elimination of share-based compensation and the associated payroll tax expense; (2) elimination of certain acquisition-related integration costs and the impact of fair value adjustments to deferred revenue purchased in the Livedrive acquisition; (3) IRS consulting fee; (4) elimination of amortization of patents and intangible assets that we acquired; (5) elimination of additional income tax benefit and indirect tax expense from prior years;  (6) elimination of revenue associated with past damages under a single $27 million license agreement; and (7) elimination of income tax provision associated with share-based compensation and the associated payroll tax expense, certain acquisition-related integration costs and fair value adjustments to deferred revenue, IRS consulting fee, amortization of patents and intangible assets that we acquired, additional income tax benefit and indirect tax expense from prior years and elimination of revenue associated with past damages under a single $27 million license agreement.

	THREE MONTHS ENDED SEPTEMBER 30, 2014							THREE MONTHS ENDED SEPTEMBER 30, 2013
	GAAP	(1) Share-based Compensation	(2) Acquisition- related Integration Costs	(3) IRS Consulting Fee	(4) Amortization	(5) Additional Tax Expense (Benefit) from Prior Years	Adjusted Non-GAAP	GAAP	(1) Share-based Compensation	(2) Acquisition- related Integration Costs	(4) Amortization	(6) Patent Settlement	Adjusted Non-GAAP

Revenues	$431,886	—	1,739	—	—	—	$433,625	$382,766	—	(2,206)	—	(12,572)	$367,988

Cost of revenues	76,991	(263)	(57)	—	(1,794)	—	74,877	64,715	(581)	(88)	—	—	64,046

Operating expenses:
Sales and marketing	105,335	(1,360)	(100)	—	—	—	103,875	99,638	(1,315)	(4,432)	—	—	93,891
Research, development and engineering	22,451	(537)	(32)	—	—	—	21,882	19,134	(311)	(579)	—	—	18,244
General and administrative	94,209	(4,378)	445	(773)	(32,113)	(713)	56,677	74,377	(4,901)	(4,122)	(21,439)	—	43,915

Interest expense (income), net	20,753	—	(1,958)	—	—	—	18,795	14,708	—	—	—	—	14,708
Other expense (income), net	(254)	—	—	—	—	—	(254)	(599)	—	—	—	—	(599)

Income tax provision (7)	19,828	2,326	1,025	193	11,133	6,435	40,940	24,428	2,384	3,009	7,388	(4,614)	32,595

Net income attributable to j2 Global, Inc. common stockholders	$92,573	4,212	2,416	580	22,774	(5,722)	$116,833	$86,768	4,724	4,006	14,051	(7,958)	$101,591

Net income per share attributable to j2 Global, Inc. common stockholders*:
Basic	$1.94	0.09	0.05	0.01	0.49	(0.12)	$2.45	$1.88	0.11	0.09	0.31	(0.18)	$2.20
Diluted	$1.93	0.09	0.05	0.01	0.49	(0.12)	$2.43	$1.85	0.10	0.09	0.31	(0.17)	$2.17

* The reconciliation of net income per share from GAAP to adjusted non-GAAP may not foot since each is calculated independently.

The Company discloses adjusted non-GAAP Earnings Per Share ("EPS") as supplemental non-GAAP financial performance measure, as it believes it is a useful metric by which to compare the performance of its business from period to period. The Company also understands that this adjusted non-GAAP measure is broadly used by analysts, rating agencies and investors in assessing the Company's performance. Accordingly, the Company believes that the presentation of this adjusted non-GAAP financial measure provides useful information to investors.

Adjusted non-GAAP EPS is not in accordance with, or an alternative to, net income per share and may be different from non-GAAP measures with similar or even identical names used by other companies. In addition, this adjusted non-GAAP measure is not based on any comprehensive set of accounting rules or principles. This adjusted non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company's results of operations determined in accordance with GAAP.

j2 GLOBAL, INC.
NET INCOME TO EBITDA RECONCILIATION
THREE MONTHS AND NINE MONTHS ENDED SEPTEMBER 30, 2014 AND 2013
(UNAUDITED, IN THOUSANDS)

The following table sets forth a reconciliation of EBITDA to net income, the most directly comparable GAAP financial measure.

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
	2014	2013	2014	2013

Net income	$28,759	$27,627	$92,573	$86,365
Plus:
Interest expense (income), net	10,123	4,972	20,753	14,708
Other expense (income), net	251	(396)	(254)	(599)
Income tax expense	7,345	7,105	19,828	24,428
Depreciation and amortization	14,851	10,178	43,307	28,426
Reconciliation of GAAP to adjusted non-GAAP financial measures:
Patent Settlement	—	—	—	(12,572)
Share-based compensation and the associated payroll tax expense	2,191	2,425	6,538	7,108
Acquisition-related integration costs	369	938	1,483	7,015
Additional indirect tax expense from prior years	—	—	713	—
Fees associated with prior year tax audits	773	—	773	—
EBITDA	$64,662	$52,849	$185,714	$154,879

EBITDA as calculated above represents earnings before interest and other expense, net, income tax expense, depreciation and amortization and the items used to reconcile GAAP to adjusted non-GAAP financial measures, including (1) share-based compensation, (2) certain acquisition-related integration costs and (3) additional indirect tax expense from prior years.  We disclose EBITDA as a supplemental non-GAAP financial performance measure as we believe it is a useful metric by which to compare the performance of our business from period to period. We understand that measures similar to EBITDA are broadly used by analysts, rating agencies and investors in assessing our performance. Accordingly, we believe that the presentation of EBITDA provides useful information to investors.

EBITDA is not in accordance with, or an alternative to, net income, and may be different from non-GAAP measures used by other companies. In addition, EBITDA is not based on any comprehensive set of accounting rules or principles. This adjusted non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

j2 GLOBAL, INC.
NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

	Q1	Q2	Q3	Q4	YTD
2014
Net cash provided by operating activities	$37,294	$54,512	$40,315		$132,121
Less: Purchases of property and equipment	(2,936)	(1,087)	(3,124)		(7,147)
Add: Excess tax benefit from share-based compensation	4,082	721	1,925		6,728
Free cash flows	$38,440	$54,146	$39,116	$—	$131,702

2013
Net cash provided by operating activities	$40,048	$68,973	$25,859	$58,444	$193,324
Less: Purchases of property and equipment	(1,933)	(4,056)	(5,126)	(7,511)	(18,626)
Add: Excess tax benefit (deficit) from share-based compensation	280	1,301	1,590	(476)	2,695
Less: Patent Settlement	—	(27,000)	—	—	(27,000)
Free cash flows	$38,395	$39,218	$22,323	$50,457	$150,393

The Company discloses Free Cash Flows as supplemental non-GAAP financial performance measure, as it believes it is a useful metrics by which to compare the performance of its business from period to period. The Company also understands that this non-GAAP measure is broadly used by analysts, rating agencies and investors in assessing the Company's performance. Accordingly, the Company believes that the presentation of this non-GAAP financial measure provides useful information to investors.

Free Cash Flows is not in accordance with, or an alternative to, Cash Flows from Operating Activities, and may be different from non-GAAP measures with similar or even identical names used by other companies. In addition, the non-GAAP measure is not based on any comprehensive set of accounting rules or principles. This non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company's results of operations determined in accordance with GAAP.